Exhibit 10.3

AMENDMENT

This Amendment (the “Amendment”) to the Retirement Agreement between Jeffry O. Rosenthal (hereinafter “Employee”) and Hibbett Sporting Goods, Inc. (“Hibbett”), and its predecessors, successors, assigns, affiliates, subsidiaries and related entities (hereinafter “Employer”), dated May 10, 2019 (the “Retirement Agreement”), is entered into by Employee and Employer effective December 16, 2019.

WHEREAS, Section 19 of the Retirement Agreement provides that the Retirement Agreement may be changed or altered only by a writing signed by Employer and Employee; and

WHEREAS, Employer and Employee wish to amend the Retirement Agreement as set forth herein.

NOW, THEREFORE, Employer and Employee agree as follows:

FIRST:  Section 3(c) of the Retirement Agreement is amended to read as follows:

(c)	Employee will resign from the Hibbett Sports, Inc. Board of Directors effective on the Retirement Date.

SECOND:  A new Section 3(j) is added to the Retirement Agreement, which shall read as follows:

(j)	Employee shall receive an additional Two Hundred Fifty Thousand Dollars and no/100 ($250,000.00), to be paid in a lump sum, net of applicable tax withholding, on the First Payment Date.

THIRD:  The sentence immediately following new Section 3(j) of the Retirement Agreement is amended to read as follows:

For the avoidance of doubt, the payments specified in paragraphs 3(b), 3(d), 3(e), 3(f), and 3(j) above shall not become due and payable to Employee until all of the following have occurred: (1) the Company has received a copy of Exhibit A, executed by Employee as of the Retirement Date, (2) the revocation period described in paragraph 3(e) of Exhibit A has expired, and (3) Employee has not revoked his execution of Exhibit A (the last day of the applicable revocation period, the “Release Effective Date”).

FOURTH:  The second sentence of the third paragraph of Section 4 of the Retirement Agreement is amended to read as follows:

Employer further agrees that Employee shall be released from Sections 5, 6, and 7 of the Nondisclosure-Noncompetition Agreement and from Section 3 of the Employee Confidential Information Agreement on the twelve (12)-month anniversary of the Retirement Date, and from Section 4 of the Nondisclosure-Noncompetition Agreement on the nine (9)-month anniversary of the Retirement Date, notwithstanding anything to the contrary in the Nondisclosure-Noncompetition Agreement or the Employee Confidential Information Agreement.

FIFTH:  The third sentence of the third paragraph of Section 4 of the Retirement Agreement is deleted.

SIXTH:  The first sentence of the first paragraph of Section 2 of Exhibit A, General Release Agreement, is amended to delete “and 3(f)” and insert in its place “3(f), and 3(j)” before “of the Retirement Agreement.”

WITNESS the signatures of the parties to this Amendment as of the date set forth below.

JEFFRY O. ROSENTHAL	HIBBETT SPORTING GOODS, INC.
/s/ Jeffry O. Rosenthal	By: /s/ David Benck
Date: December 16, 2019	Date: December 16, 2019

End of Exhibit 10.3